UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    January 11, 2005
                                                   -------------------

                      GREAT AMERICAN BANCORP, INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
----------------------------------------------------------------------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)    Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code   (217) 356-2265
                                                   -------------------

----------------------------------------------------------------------
    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

     On January 11, 2005, Great American Bancorp, Inc. issued a press release in which it announced its unaudited results of operations for the three months and fiscal year ended December 31, 2004. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 3.01(d) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     The Board of Directors of Great American Bancorp, Inc. (the "Company"), by resolution adopted on January 10, 2005, authorized the withdrawal of the Company's securities from inclusion for trading on the Nasdaq SmallCap Market. On January 11, 2005, the Company issued a press release of its intent to delist its common stock from the Nasdaq SmallCap Market and commence trading on the Over-the-Counter Bulletin Board effective by the end of January 2005. The Company also stated that because its common stock is held of record by less than 300 holders, it will also be terminating the registration of its common stock under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission concurrently with the delisting from the Nasdaq SmallCap Market. Upon the filing of the Form 15, the obligation of the Company to file with the SEC certain specified reports and forms, including 10-KSB, 10-QSB and 8-K reports will be suspended.

     The Company's press release announcing it's delisting from the Nasdaq SmallCap Market is incorporated herein by reference and is filed as exhibit
99.2 to this Report.

Item 8.01  Other Events

     The Registrant also incorporates by reference the press release dated January 11, 2005 attached as Exhibit 99.2, relating to the Company's announcement that its Board of Directors has approved a 5% stock repurchase program.

Item 9.01  Financial Statements and Exhibits

c.   Exhibits

     Exhibit Number                    Description
     --------------                    -----------
          99.1                         Press release dated January 11, 2005
          99.2                         Press release dated January 11, 2005

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date     January 11, 2005            /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Jane F. Adams
                                     Chief Financial Officer

                            EXHIBIT INDEX
                        ---------------------

Exhibit
  No.                   Description                  Method of Filing
----------------------------------------------------------------------
  99.1                  News Release                  Filed herewith
                        Dated January 11, 2005

  99.2                  News Release                  Filed herewith
                        Dated January 11, 2005

                              Exhibit 99.1


                                                            NEWS RELEASE

FOR IMMEDIATE RELEASE
January 11, 2005

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

                       GREAT AMERICAN BANCORP, INC.
       UNAUDITED RESULTS FOR FISCAL 2004 - NET INCOME OF $1,457,000

Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq SmallCap/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, reported net income of $1,457,000 for the year ended December 31, 2004, a decrease of $13,000 from $1,470,000 reported for the year ended December 31, 2003. Basic earnings per share were $1.97 for the twelve months ended December 31, 2004, compared to $1.93 for the twelve months ended December 31, 2003, while fully diluted earnings per share were $1.82 for the year ended December 31, 2004, up from $1.75 for the year ended December 31, 2003. The increase in earnings per share for 2004 is mainly due to lower average outstanding common shares in 2004.

Net income declined in 2004 primarily due to lower noninterest income and higher noninterest expense, offset by higher net interest income and a reduction in income tax expense.

Net interest income was $5,829,000 for the year ended December 31, 2004; increasing $281,000, or 5.1%, from $5,548,000 reported for the year ended December 31, 2003. Net interest income was higher in 2004 mainly due to lower interest expense on deposits, offset by a decrease in interest income from loans. Interest income from loans was lower in 2004 due mainly to a decrease in average loan yields. Total net loans averaged $111.63 million during the year ended December 31, 2004 compared to $107.97 million for fiscal 2003. Total average loans increased mainly as a result of growth in residential mortgage loans and construction loans during 2004, offset by payoffs in the multifamily and commercial mortgage loan categories during the latter half of 2003. The average yield on net loans declined from 7.28% for the year ended December 31, 2003 to 6.61% for the year ended December 31, 2004.

Interest expense on deposits declined primarily as a result of a decrease in total certificates of deposit and a reduction in the average rate accrued on deposits. Total certificates of deposit averaged $49.13 million for fiscal 2004, down from an average of $58.33 million for fiscal 2003. Since the Company maintained significant levels of cash and short-term investments during 2004, which were mainly generated from residential loan sales during 2003, the Company did not actively promote certificates of deposit during 2004. The average rate on deposits declined from 1.88% for 2003 to 1.36% for 2004.

The Company recorded no provision for loan losses for the years ended December 31, 2004 and 2003. Management's analyses of the allowance for loan losses during both years determined that no additional allocation to the allowance was warranted.

Noninterest income totaled $3,126,000 for the year ended December 31, 2004, $213,000, or 6.4%, lower than the $3,339,000 recorded for 2003. This decrease was mostly due to lower net gains from loan sales, offset by higher insurance sales commissions. Total net gains on loan sales totaled $29,000 for 2004 compared to $648,000 for 2003. The Company sold $1,845,000 in loans during 2004 compared to $30.83 million in loan sales for 2003. In October 2003, the Company suspended a strategy of selling the majority of new and refinanced one-to-four-family fixed rate residential mortgage loans to the secondary market. This strategy was implemented in July 2001. The mortgage loans sold in 2004 were sold according to a management strategy implemented in the first quarter of 2004 to sell lower rate 30-year fixed-rate home mortgage loans.

Insurance sales commissions increased $318,000, or 19.5%, from $1,629,000 for 2003 to $1,947,000 for 2004. This increase was mainly due to growth in new commercial and group life and health insurance customers and an increase in contingent commissions which are commissions paid by an insurance company based on the overall profit and/or volume of business placed with that insurance company.

Noninterest expense was $6,621,000 for 2004, $128,000, or 2.0%, higher than the $6,493,000 reported for 2003. This increase was primarily due to higher salaries and employee benefits expense, equipment expenses, and professional fees.

Income tax expense was $877,000 for 2004 compared to $924,000 for 2003, declining $47,000, or 5.1%. This decrease was mainly due to lower pretax earnings. The effective tax rates for 2004 and 2003 were 37.6% and 38.6% respectively.

Net income for the fourth quarter of 2004 was $424,000, which was $222,000 higher than net income recorded of $202,000 for the fourth quarter of 2003. Net interest income for the fourth quarter of 2004 was $1,595,000 compared to $1,285,000 for the fourth quarter of 2003. The Company recorded no provision for loan losses for the fourth quarters of 2004 or 2003. Noninterest income was $745,000 for the fourth quarter of 2004 and $637,000 for the fourth quarter of 2003. This increase is attributable to higher insurance sales commissions and an increase in other income. Insurance sales commissions were higher for the fourth quarter of 2004 due mainly to growth in commercial customers. Other income was higher in the fourth quarter of 2004 due mainly to a $40,000 gain recorded on the sale of rental property that had previously been used as a banking branch. Noninterest expense was $1,639,000 for the fourth quarter of 2004, $52,000 higher than the $1,587,000 reported for the fourth quarter of 2003.

Total assets at December 31, 2004 were $159.77 million, compared to $159.45 million at December 31, 2003. Total cash and cash equivalents decreased from $44.06 million at December 31, 2003 to $24.82 million at December 31, 2004, while total net loans increased $21.26 million, or 21.1%, from $100.77 million at December 31, 2003 to $122.03 million at December 31, 2004, due mainly to an increase in residential mortgage loans. Total deposits decreased $1.61 million, from $126.66 million at December 31, 2003 to $125.05 million at December 31, 2004.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank also provides full service brokerage activities through a third-party broker-dealer. The Bank's subsidiary, Park Avenue Service Corporation, sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Great American Bancorp, Inc. stock is traded on the NASDAQ SmallCap Market System under the symbol "GTPS."

                                ###
                          GTPS-pr-2005-01


Great American Bancorp, Inc.
Consolidated Balance Sheets
December 31, 2004 and 2003
(in thousands, except share data)
                                            Dec. 31, 2004      Dec. 31, 2003
                                              (Unaudited)
----------------------------------------------------------------------------
Assets
 Cash and due from banks                    $       6,507      $       4,388
 Interest-bearing demand deposits                   6,310              9,674
 Federal Home Loan Bank term deposit               12,000             30,000
                                              ------------------------------
     Cash and cash equivalents                     24,817             44,062

 Available-for-sale securities                      3,126              4,200
 Held-to-maturity securities                          291                532
 Loans, net of allowance for loan
  losses of $1,200 and $1,190                     122,026            100,772
 Premises and equipment                             5,949              6,299
 Federal Home Loan Bank stock                       1,407              1,324
 Other assets                                       2,155              2,261
                                            --------------------------------
     Total assets                           $     159,771      $     159,450
                                            ================================
Liabilities and Stockholders' Equity
 Liabilities
  Deposits
   Demand                                   $      15,745      $      13,008
   Savings, NOW and money market                   65,499             59,945
   Time                                            43,807             53,711
                                            --------------------------------
     Total deposits                               125,051            126,664

  Federal Home Loan Bank advances                  15,000             13,000
  Other liabilities                                 2,038              2,150
                                            --------------------------------
     Total liabilities                            142,089            141,814
                                            --------------------------------
Commitments and Contingent Liabilities

Stockholders' Equity
 Preferred stock, $0.01 par value
  Authorized and unissued -
   1,000,000 shares                                    --                 --
 Common stock, $0.01 par value
  Authorized -- 7,000,000 shares
  Issued -- 2,052,750 shares
  Outstanding: 735,003 and 756,003 shares              21                 21
 Additional paid-in-capital                        20,635             20,412
 Retained earnings                                 21,640             20,508
 Unearned incentive plan shares                       (59)               (63)
 Accumulated other comprehensive income                (9)                20
 Treasury stock, at cost, - 1,317,747 and
   1,296,747 shares                               (24,546)           (23,262)
                                            --------------------------------
     Total stockholders' equity                    17,682             17,636
                                            --------------------------------
     Total liabilities and
      stockholders' equity                  $     159,771      $     159,450
                                            ================================


Great American Bancorp, Inc.
Consolidated Statements of Income
For the Years Ended December 31, 2004 and 2003
(unaudited, in thousands, except share data)

                                             Year Ended         Year Ended
                                            Dec. 31, 2004      Dec. 31, 2003
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      7,382      $       7,861
 Securities                                           172                 74
 Dividends on Federal Home Loan Bank stock             83                 79
 Deposits with financial institutions
   and other                                          315                415
                                            --------------------------------
   Total interest income                            7,952              8,429
                                            --------------------------------
Interest Expense:
 Deposits                                           1,524              2,261
 Federal Home Loan Bank advances                      576                595
 Other                                                 23                 25
                                            --------------------------------
   Total interest expense                           2,123              2,881
                                            --------------------------------
Net Interest Income                                 5,829              5,548

Provision for Loan Losses                              --                 --
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          5,829              5,548
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                        1,947              1,629
 Customer service fees                                570                591
 Other service charges and fees                       244                235
 Net gains on loan sales                               29                648
 Loan servicing fees                                  172                136
 Other                                                164                100
                                            --------------------------------
   Total noninterest income                         3,126              3,339
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                     3,921              3,677
 Net occupancy expense                                554                566
 Equipment expense                                    617                555
 Professional fees                                    278                240
 Marketing expense                                    204                226
 Printing and office supplies                         268                294
 Directors and committee fees                         137                142
 Amortization of mortgage servicing rights             76                171
 Other                                                566                622
                                            --------------------------------
   Total noninterest expense                        6,621              6,493
                                            --------------------------------
Income Before Income Taxes                          2,334              2,394
 Provision for Income Taxes                           877                924
                                            --------------------------------
Net income                                  $       1,457      $       1,470
                                            ================================
Basic Earnings per Share                    $        1.97      $        1.93
                                            ================================
Diluted Earnings per Share                  $        1.82      $        1.75
                                            ================================


Great American Bancorp, Inc.
Consolidated Statements of Income
For the Three Months Ended December 31, 2004 and December 31, 2003 (unaudited, in thousands, except share data)

                                            Quarter Ended      Quarter Ended
                                            Dec. 31, 2004      Dec. 31, 2003
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      1,962      $       1,739
 Securities                                            37                 28
 Dividends on Federal Home Loan Bank stock             21                 23
 Deposits with financial institutions
   and other                                           85                103
                                            --------------------------------
   Total interest income                            2,105              1,893
                                            --------------------------------
Interest Expense:
 Deposits                                             357                460
 Federal Home Loan Bank advances                      147                142
 Other                                                  6                  6
                                            --------------------------------
   Total interest expense                             510                608
                                            --------------------------------
Net Interest Income                                 1,595              1,285

Provision for Loan Losses                              --                 --
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          1,595              1,285
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                          395                350
 Customer service fees                                155                159
 Other service charges and fees                        65                 58
 Net gains on loan sales                               13                  1
 Loan servicing fees                                   44                 42
 Other                                                 73                 27
                                            --------------------------------
   Total noninterest income                           745                637
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                       983                914
 Net occupancy expense                                137                137
 Equipment expense                                    145                172
 Professional fees                                     58                 62
 Marketing expense                                     54                 42
 Printing and office supplies                          68                 66
 Directors and committee fees                          34                 34
 Amortization of mortgage servicing rights             13                 21
 Other                                                147                139
                                            --------------------------------
   Total noninterest expense                        1,639              1,587
                                            --------------------------------
Income Before Income Taxes                            701                335
 Provision for Income Taxes                           277                133
                                            --------------------------------
Net income                                  $         424      $         202
                                            ================================
Basic Earnings per Share                    $        0.58      $        0.27
                                            ================================
Diluted Earnings per Share                  $        0.54      $        0.24
                                            ================================


Great American Bancorp, Inc.
Selected Financial Data
(unaudited, in thousands, except per share data)

                                               As of               As of
                                           Dec. 31, 2004       Dec. 31, 2003
----------------------------------------------------------------------------
Total assets                                $    159,771       $     159,450
Total loans, net                                 122,026             100,772
Loan loss reserve                                  1,200               1,190
Non-performing assets                                316                   4
Non-performing assets to total assets               0.20%               0.00%
Allowance for loan losses to total assets           0.75%               0.75%
Investment securities                              3,417               4,732
Total deposits                                   125,051             126,664
Checking deposits                                 39,605              35,218
Money market deposits                             21,091              18,991
Passbook savings deposits                         20,548              18,744
Certificates of deposit                           43,807              53,711
Federal Home Loan Bank advances                   15,000              13,000
Total stockholders' equity                        17,682              17,636



                                  Three Months Ended         Year Ended
                                   Dec.        Dec.        Dec.      Dec.
                                   2004        2003        2004      2003
                                     (unaudited)             (unaudited)
----------------------------------------------------------------------------
Net interest margin (annualized)   4.41%       3.45%       4.03%     3.64%
ROA (annualized)                   1.07%       0.50%       0.92%     0.88%
ROE (annualized)                   9.68%       4.56%       8.42%     8.26%






                               Exhibit 99.2

                               NEWS RELEASE

FOR IMMEDIATE RELEASE
January 11, 2005

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

    Great American Bancorp, Inc. Announces 5% Stock Repurchase Program and
          Intent to Delist Voluntarily From Nasdaq SmallCap Market,
                Shares to be Listed on OTC Bulletin Board

Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq SmallCap/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, announced today that its Board of Directors has authorized an additional common stock repurchase of up to 36,750 shares. This amount is equal to five percent of the Company's outstanding shares of 735,003 and is in addition to 8,121 shares remaining to be purchased under a stock repurchase program approved in February 2004. Under the program approved in February 2004, the Company has repurchased 29,434 shares at an average price of $33.11 per share. Stock to be repurchased will be made in open market transactions or directly from shareholders, subject to the availability of stock and market conditions, and will commence as soon as practicable.

The Board of Directors has also decided to voluntarily delist the Company's common stock from quotation on the NASDAQ SmallCap Market effective by the end of January 2005. The Company's common stock is expected to simultaneously commence trading on the Over-the-Counter Bulletin Board (OTCBB).

The Company also intends to deregister its common stock under the Securities Exchange Act of 1934 concurrently with the delisting from the NASDAQ SmallCap Market.

George R. Rouse, President and Chief Executive Officer, explained that "Our shares are thinly traded and are currently held by less than 300 holders, which makes it difficult to justify the listing and SEC reporting costs." Mr. Rouse added that "as a result of this action, the Bank expects to incur significantly reduced accounting and legal fees and the administrative burdens on our management will be reduced."

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank also provides full service brokerage activities through a third-party broker-dealer. The Bank's subsidiary, Park Avenue Service Corporation, sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

                                   ###
                             GTPS-pr-2005-02